UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

LADRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	LADX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Mutual Termination and Release Agreement

On June 3, 2024 (the “Effective Date”), LadRx Corporation (the “Company”) entered into a Mutual Termination and Release Agreement (the “Termination Agreement”) with NantCell, Inc., a Delaware corporation, and its parent company, ImmunityBio, Inc., a Delaware corporation (collectively, “NantCell”), and XOMA (US) LLC, a Delaware corporation (“XOMA”). As previously reported, effective July 27, 2017, the Company entered into an exclusive worldwide license agreement with NantCell, granting to NantCell the exclusive rights to develop, manufacture and commercialize aldoxorubicin in all indications (the “License Agreement”).

Pursuant to the Termination Agreement, the License Agreement will terminate automatically on the Effective Date, and neither the Company nor NantCell will have any continuing obligations to each other than as described in the Termination Agreement. Additionally, except that during the thirty (30) day period following the Effective Date (the “Discussion Period”), the Company and NantCell shall engage in good faith discussions regarding the terms of an agreement pursuant to which the Company would have the right to purchase the inventory of aldoxorubicin (including, without limitation, active pharmaceutical ingredient, WPI and finished dose, the “Inventory”) and all other materials necessary for the research, development and commercialization, among others, worldwide as of the Effective Date, at the Company’s expense. If the Company and NantCell are unable to reach an agreement regarding the purchase by the Company and/or transfer to the Company of the Inventory as of the end of the Discussion Period, then disposition of the Inventory shall be at NantCell’s sole discretion.

The Termination Agreement additionally provides for the release of the Company and NantCell from claims, demands and liabilities, among others, and customary representations and warranties, covenants, and other provisions customary for transactions of this nature.

First Amendment to Royalty Purchase Agreement

On June 3, 2024, in consideration for the termination of the License Agreement pursuant to the Termination Agreement, the Company and XOMA entered into the First Amendment to the Royalty Purchase Agreement (the “First Amendment”). As previously reported, on June 21, 2023, the Company and XOMA entered into that certain Royalty Purchase Agreement, pursuant to which the Company agreed to sell, transfer, assign and convey to XOMA, among other payments, all royalty payments and regulatory and commercial milestone payments payable to the Company pursuant to the License Agreement.

Pursuant to the First Amendment, if the Company decides to commercialize aldoxorubicin itself, prior to the first commercial sale of aldoxorubicin, the Company and XOMA shall enter into a synthetic royalty purchase agreement, pursuant to which the Company shall agree to make quarterly royalty payments to XOMA equal to the amount of all aggregate net sales of aldoxorubicin during each calendar quarter multiplied by 1.5%. If the Company decides not to commercialize aldoxorubicin itself and instead licenses aldoxorubicin to a third party, upon entry of such a new license agreement, XOMA shall be entitled to receive (i) royalty payments with respect to net sales of aldoxorubicin payable to the Company multiplied by 7.5% and (ii) milestone payments of 7.5% of any milestone payable to the Company pursuant to the License Agreement. The First Amendment contains customary covenants and other provisions customary for transactions of this nature.

The foregoing descriptions of the Termination Agreement and the First Amendment do not purport to be complete and are qualified in its entirety by reference to the full text of the Termination Agreement and the First Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is set forth in Item 1.01, above, and is incorporated herein by reference.

Item 8.01 Other Events.

On June 3, 2024, the Company issued a press release announcing the Termination Agreement and the First Amendment. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Mutual Termination and Release Agreement, dated as of June 3, 2024, by and among LadRx Corporation, NantCell, Inc., ImmunityBio, Inc. and XOMA (US) LLC
10.2	First Amendment of Royalty Purchase Agreement, dated as of June 3, 2024, by and between LadRx Corporation and XOMA (US) LLC
99.1	Press Release, dated June 3, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADRX CORPORATION

Date: June 6, 2024	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer